UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Sections 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 20, 2014
Date of Earliest Event Reported:  February 13, 2014

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor
New York, New York 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)

On February 13, 2014, EXLService Holdings, Inc. (the “Company”) adopted a form of a restricted stock unit award agreement for grants under the Company’s 2006 Omnibus Award Plan (the “Plan”) to executives of the Company at the level of Senior Vice President and above.

The award agreement form provides for a grant of restricted stock units, which in turn provides for the delivery of shares of common stock, par value $0.001 per share, of the Company to the award recipient on each applicable vesting date. Fifty percent of the awarded restricted stock units vest arithmetically over a period of four years (i.e., 10%, 30%, 60%, 100%, except for the Chief Executive Officer of the Company, whose restricted stock units vest in increments of 25%, 50%, 75% and 100%) (the “Time-Based RSUs”), subject to the award recipient’s continued employment with the Company.

The other fifty percent of the awarded restricted stock units are subject to performance-based vesting and continuous service with the Company. These performance-based restricted stock units are split into two types that each vest independently. Fifty percent of these performance-based awards cliff vest on December 31, 2016, based on the achievement of Company revenues against an annual revenue target for 2016 (the “Revenue-Based RSUs”). In addition, the recipient of the award may earn up to one-third of the Revenue-Based RSUs based on the Company’s revenue performance in each of 2014 and 2015 against revenue targets in those years. The ultimate amount of Revenue-Based RSUs that the recipient earns, which may be up to two-hundred percent (200%) of the target award of Revenue-Based RSUs, will be the greater of (x) the Revenue-Based RSUs earned in 2016 and (y) the sum of the earned Revenue-Based RSUs in 2014 and 2015. The other fifty percent of the performance-based awards cliff vest on December 31, 2016, based on the achievement of relative total stockholder return performance of the Company against a peer group for the period between January 31, 2014 and December 31, 2016 (the “TSR-Based RSUs”). The award recipient may earn up to two hundred percent (200%) of the target TSR-Based RSUs.

The above vesting schedules are subject to certain accelerations upon a “Change in Control” (as such term is defined in the Plan and modified by the award agreement) and further accelerations upon certain terminations of employment thereafter.

The foregoing summary of the award agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the award agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC.

Date: February 20, 2014	By:	/s/ Rohit Kapoor
	Name:	Rohit Kapoor
	Title:	Vice Chairman and Chief Executive Officer

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